UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2012

MICROFINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

(State or other jurisdiction of incorporation)

001-14771	04-2962824
(Commission file number)	(IRS Employer Identification Number)

16 New England Executive Park, Suite 200, Burlington MA 01803

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 994-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2012, MicroFinancial Incorporated (“MicroFinancial” or the “Company”) held its 2012 Special Meeting of Stockholders in Lieu of Annual Meeting (the “Meeting”). Three proposals were before the Meeting: (1) The election of two directors, Brian E. Boyle and Alan J. Zakon, each to serve until the 2015 annual meeting and until their successors are elected and have qualified; (2) the approval of the MicroFinancial Incorporated 2012 Equity Incentive Plan, and (3) the ratification of the selection of McGladrey & Pullen, LLP as independent auditors for MicroFinancial for 2012.

Only stockholders of record as of the close of business on April 3, 2012 were entitled to vote at the Meeting. As of April 3, 2012, 14,297,524 shares of common stock of the Company were outstanding and entitled to vote at the Meeting. At the Meeting, 11,713,675 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

Each of the director nominees were elected and both of the proposals were approved. The votes with respect to the proposals are set forth below.

(1) Elect Two Directors to Serve until the 2015 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes

Brian E. Boyle	7,654,075	1,392,283	2,667,317

Alan J. Zakon	8,854,809	191,549	2,667,317

(2) Approve the MicroFinancial Incorporated 2012 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes

8,979,368	65,094	1,896	2,667,317

(3) Ratify the appointment of McGladrey & Pullen, LLP as independent auditors for MicroFinancial for 2012:

For	Against	Abstain

11,685,156	26,995	1,524

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED
Registrant

By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: May 14, 2012